Exhibit 99.1

NASDAQ OMX to Acquire eSpeed Platform for Trading of U.S. Treasuries

Transaction Drives Diversification and Strong Entry Point into the Electronic Fixed Income Business

Expected to be Accretive to EPS Within 12 Months, Excluding Transaction-Related Costs, and Generate Attractive Returns on Capital

NEW YORK, April 1, 2013 (GLOBE NEWSWIRE) — The NASDAQ OMX Group, Inc. (Nasdaq:NDAQ) today announced it has entered into an agreement with BGC Partners, Inc. to acquire the eSpeed platform for a purchase price of $750 million in cash plus certain contingent issuances of stock that approximate certain tax benefits to NASDAQ OMX. eSpeed operates a fully executable central limit order book for electronic trading in U.S. Treasuries, which will give NASDAQ OMX a strong entry point in the electronic fixed income business — one of the largest and most liquid cash markets in the world. The transaction is expected to be accretive to earnings within the first twelve months after closing, excluding transaction-related costs, and to generate attractive returns on capital.

“We are building a diverse, customer-centric portfolio of corporate, trading, technology and information solutions,” said Bob Greifeld, Chief Executive Officer, NASDAQ OMX. “We view the eSpeed platform as a compelling extension of NASDAQ OMX’s strategic direction as eSpeed is a major player in the U.S. Treasury market, has derivative-industry margins, 70 percent of its revenue is derived from fixed contracts and it has a long-standing presence on trading desks around the world. The acquisition furthers our stated diversification strategy, and strengthens our commitment to deliver significant value to shareholders.”

Upon completion of the transaction, the eSpeed platform will be a part of the NASDAQ OMX Transaction Services business, which offers marketplaces in equities, derivatives, exchange traded products and commodities. NASDAQ OMX Transaction Services provides the financial services community with trading platforms, market quality programs and solutions that reduce operational costs for a wide range of market participants with diverse investment strategies, time horizons and risk tolerance.

“NASDAQ OMX is committed to offering our customers direct access to differentiated financial services platforms from an independent provider,” said Eric Noll, Executive Vice President, Transaction Services U.S. and U.K., NASDAQ OMX. “U.S. Treasuries represent a significant opportunity to expand NASDAQ OMX’s trading business into a sizable new asset class that will provide our customers with access to a variety of instruments to better meet their trading strategies.”

Market Expansion and Diversification

NASDAQ OMX expects U.S. Treasury volumes — already one of the largest markets in the world with over $500 billion in daily trading volume — to increase, as core drivers gain momentum and economic headwinds subside. Positive market trends such as the stability in the issuance of new Treasuries, the continued electronification of the U.S. Treasury market and the resolution of fiscal uncertainty will drive volume growth. In addition, government intervention through quantitative easing and other market operations has artificially depressed the natural volatility in the U.S. Treasury market. eSpeed is well positioned, through the independent ownership of NASDAQ OMX, to benefit from the normalization of the U.S. government bond market and the cyclical drivers of volumes.

At the same time, the acquisition diversifies NASDAQ OMX Transaction Services and allows the Company to maximize new opportunities in the trading of fixed income securities around the globe. NASDAQ OMX expects to utilize the acquisition of eSpeed to trade additional fixed income products, offering customers increased access to a greater variety of trading instruments.

Proposed Acquisition Details

Under the terms of the acquisition, NASDAQ OMX has entered into an agreement to acquire the eSpeed benchmark, on-the-run platform from BGC Partners, Inc. for a purchase price of $750 million in cash plus certain contingent issuances of NASDAQ OMX stock over 15 years that approximate certain tax benefits to NASDAQ OMX associated with the transaction. Based on the current stock price, NASDAQ OMX expects to issue approximately one million shares annually over 15 years. Committed bridge financing is in place and the Company expects to fund the cash purchase price with cash on hand and in the long-term debt markets.

In line with NASDAQ OMX’s acquisition strategy, the transaction is expected to be accretive to earnings within the first twelve months after closing, excluding transaction related costs, and to generate attractive returns on capital. NASDAQ OMX expects the transaction to close in mid- 2013, subject to receipt of regulatory approvals.

NASDAQ OMX will hold an investor conference call today at 5:00 p.m. Eastern Time. Bob Greifeld, Lee Shavel and Eric Noll will be available for questions from shareholders following prepared remarks via the following telephone numbers:

Telephone:	(877) 645-6210 (U.S.)
(914) 495-8566 (International)

Conference ID: 31542605

All participants can access the conference via Internet webcast through the NASDAQ OMX Investor Relations website at http://ir.nasdaqomx.com/events.cfm.

An audio replay of the conference will be available after the call on the NASDAQ OMX Investor Relations website at http://ir.nasdaqomx.com/events.cfm or by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (International); Passcode: 31542605

Additional information:

Deutsche Bank is acting as financial advisor to NASDAQ OMX.

About NASDAQ OMX:

The inventor of the electronic exchange, The NASDAQ OMX Group, Inc., fuels economies and provides transformative technologies for the entire lifecycle of a trade - from risk management to trade to surveillance to clearing. In the U.S. and Europe, we own and operate 24 markets, 3 clearinghouses and 5 central securities depositories supporting equities, options, fixed income, derivatives, commodities, futures and structured products. Able to process more than 1 million messages per second at sub-40 microsecond speeds with 99.999% uptime, our technology drives more than 70 marketplaces in 50 developed and emerging countries into the future, powering 1 in 10 of the world’s securities transactions. Our award-winning data products and worldwide indexes are the benchmarks in the financial industry. Home to approximately 3,400 listed companies worth $6 trillion in market cap whose innovations shape our world, we give the ideas of tomorrow access to capital today. Welcome to where the world takes a big leap forward, daily. Welcome to the NASDAQ OMX Century. To learn more, visit www.nasdaqomx.com. Follow us on Facebook (http://www.facebook.com/NASDAQ) and Twitter (http://www.twitter.com/nasdaqomx). (Symbol: NDAQ and member of S&P 500)

Cautionary Note Regarding Forward-Looking Statements

The matters described herein contain forward-looking statements that are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about NASDAQ OMX’s acquisition of the eSpeed platform, the benefits of the transaction, the U.S. Treasury market, the proposed financing, the implementation date of the transaction, NASDAQ OMX’s plans, objectives, expectations and intentions and other statements that are not historical facts. We caution that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX’s control. These factors include, but are not limited to factors detailed in NASDAQ OMX’s annual report on Form 10-K, and periodic reports filed with the U.S. Securities and Exchange Commission. We undertake no obligation to release any revisions to any forward-looking statements.

NDAQG

CONTACT:	Media Contacts:

Joseph Christinat

NASDAQ OMX

+1 646 441 5121

Joseph.Christinat@NASDAQOMX.com

Robert Madden

NASDAQ OMX

+1 646 441 5045

Robert.Madden@NASDAQOMX.com

Investor Relations Contact:

Edward Ditmire, CFA

NASDAQ OMX

+1 212 401 8737

Edward.Ditmire@NASDAQOMX.com

Source: The NASDAQ OMX Group, Inc.

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